UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2021 (May 14, 2021)
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9002 San Marco Court	Orlando,	FL	32819
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
6649 Westwood Blvd., Orlando, FL 32821
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 14, 2021, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Marriott Vacations Worldwide Corporation (the “Company”), a total of 38,453,770 shares of the Company’s common stock (93.24% of all shares entitled to vote at the Annual Meeting) were represented, in person or by proxy. The following proposals were voted on and approved by the Company's stockholders at the Annual Meeting:
(1)The Company’s stockholders elected the four director nominees named in the Proxy Statement as Class III directors with the following votes:

Nominee	For	Withheld	Broker Non-Vote
Lizanne Galbreath	34,101,691	324,698	4,027,381
Melquiades R. Martinez	32,851,563	1,574,826	4,027,381
Stephen R. Quazzo	34,278,433	147,956	4,027,381
Stephen P. Weisz	34,325,393	100,996	4,027,381
(2)The Company’s stockholders ratified the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year with the following votes:

For	Against	Abstain	Broker Non-Vote
38,179,731	250,691	23,348	—
(3)The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers with the following votes:

For	Against	Abstain	Broker Non-Vote
34,070,769	287,498	68,122	4,027,381
Item 7.01. Regulation FD Disclosure.
On May 18, 2021, the Company moved its headquarters to 9002 San Marco Court, Orlando, Florida, 32819. The Company’s telephone number remains the same: (407) 206-6000.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: May 18, 2021	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	President and Chief Financial Officer

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